Exbihit 10.5

Execution Version

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

Original Issue Date: September 16, 2021

FOR VALUE RECEIVED, Freight App, Inc., a Delaware corporation (formerly known as Freighthub, Inc.) (the “Company”), hereby certifies that effective as of the Effective Date (as defined herein), Hudson Capital Inc., a British Virgin Islands corporation, or its registered assigns (the “Holder”) is entitled to purchase from the Company a number of duly authorized, validly issued, fully paid and nonassessable Warrant Securities (as defined herein) determined under this Warrant, at a purchase price per Warrant Security of $0.01 (the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant.

Certain capitalized terms used herein are defined in Section 1 hereof, and other capitalized terms used and defined herein are used herein with the meanings given to them herein. Capitalized terms used but not otherwise defined in this Warrant are used herein with the respective meanings given to them under that certain Securities Purchase Agreement, dated as of February 9, 2021, among the Company and the Purchasers named therein, as amended by the Amendment to Securities Purchase Agreement, dated as of May 24, 2021, among the Company and the Purchasers named therein and the Second Amendment to Securities Purchase Agreement, dated as of July 30, 2021, among the Company and the Purchasers named therein (the “Purchase Agreement”).

This Warrant has been issued to the Holder pursuant to the terms of the Promissory Note dated as of the date hereof (the “Loan Agreement”), between the Company and the Holder.

1.Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Securities in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price.

“Applicable Number” means the quotient obtained by dividing (a) 2,400,000 by (b) the Exchange Ratio.

“Board” means the board of directors of the Company.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York, New York are authorized or obligated by law or executive order to close.

“Common Stock” means the Company’s common stock, par value $0.00001 per share.

“Company” has the meaning set forth in the preamble.

“Corporate Transaction” means (a) the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Company’s assets, (b) the consummation of a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock of the Company or the surviving or acquiring entity immediately following the consummation of such transaction), or (c) the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a “person” or “group” (within the meaning of Section 13(d)) of the Securities Exchange Act of 1934, as amended) of the Company’s capital stock if, after such closing, such person or group would become the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 50% of the outstanding voting securities of the Company (or the surviving or acquiring entity). For the avoidance of doubt, a transaction will not constitute a “Corporate Transaction” if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction. Notwithstanding the foregoing, neither the sale of Equity Securities in a bona fide financing transaction (including the transactions contemplated by the Purchase Agreement) will be deemed to be a “Corporate Transaction”.

“Effective Date” means the “Closing Date” under that certain Securities Purchase Agreement between Hudson Capital, Inc. and ATW Opportunities Master Fund, L.P. dated of even date herewith in connection with the purchase by ATW Opportunities Master Fund, L.P. of securities of the Holder for an aggregate purchase price of $2,700,000.

“Equity Securities” means (a) Common Stock, (b) any securities conferring the right to purchase Common Stock, (c) any securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration) Common Stock. Notwithstanding the foregoing, the following will not be considered “Equity Securities” (i) any security granted, issued or sold by the Company to any director, officer, employee, consultant or adviser of the Company for the primary purpose of soliciting or retaining their services, (ii) any convertible promissory notes issued by the Company, and (iii) any SAFEs issued by the Company.

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“Exchange Ratio” means the “Exchange Ratio” as such term is defined in the Final Registration Statement on Form S-4 filed with the United States Securities and Exchange Commission by Hudson Capital Merger Sub I Inc. (Registration No. 333-250044), as declared effective by the United States Securities and Exchange Commission.

“Fair Market Value” means, with respect to an Equity Security, the fair market value per share as determined by mutual agreement of the Board and the Holder.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3(b) shall have been satisfied at or prior to 5:00 p.m., New York City time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, the Warrant and the Aggregate Exercise Price.

“Exercise Agreement” has the meaning set forth in Section 3(b)(i).

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” has the meaning set forth in the preamble.

“Holder” has the meaning set forth in the preamble.

“Hudson Merger Agreement” means to that certain Merger Agreement (the “Hudson Merger Agreement”) among the Company, Hudson Capital Inc. (f/k/a China Internet Nationwide Financial Services Inc.), Hudson Capital Merger Sub I Inc., Hudson Capital Merger Sub II Inc., and ATW Master Fund II, L.P., as the same may have been amended through the Original Issue Date and from time to time thereafter.

“Loan Agreement” has the meaning set forth in the preamble.

“Next Equity Financing” means any sale (or series of related sales) by the Company of its Equity Securities following the Effective Date, other than in connection with the Closing of the transactions contemplated by the Purchase Agreement.

“Original Issue Date” means the date on which the Warrant was issued by the Company pursuant to the Loan Agreement.

“Other PIPE Financing” means a bona fide equity financing consummated by the Company and in which the Company issues Equity Securities (and, if applicable PIPE Warrants) in connection with a merger or consolidation of the Company with or into a publicly-traded company (whether such publicly-traded company is a special purpose acquisition corporation, or SPAC, or otherwise) in which the shareholders of the Company immediately prior to the consummation of such merger or consolidation receive shares of such publicly-traded company in exchange for their Company shares (a “Public Merger”), other than the Public Merger contemplated by the Hudson Merger Agreement.

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“Other PIPE Financing Conversion Price” means with respect to any Equity Securities for which this Warrant is exercisable upon the consummation of a Other PIPE Financing, the product of: (x) seventy-five percent (75%), and (y) the lowest per share purchase price paid by Other PIPE Purchasers for the Equity Securities issued in the Other PIPE Financing; provided, that following the exercise of this Warrant to purchase Equity Securities issued in the Other PIPE Financing at such Other PIPE Financing Conversion Price, the Holder shall participate in the receipt of any additional Equity Securities or other shares of capital stock that are escrowed for the benefit of Other PIPE Purchasers in accordance with any post-closing purchase price adjustment, or “reset” effected through release of such escrowed shares based on the post-closing volume weighted average price, or VWAP, or other mechanism for determining the post-closing value of such Equity Securities or otherwise participate in any post-closing purchase price adjustment mechanism for the benefit of Other PIPE Purchasers; provided, further, that the Holder shall participate in such post-closing purchase price adjustment, or “reset”, and shall receive additional Equity Securities or other shares of the Company’s capital stock out of any escrow, or otherwise participate in any other purchase price adjustment for the benefit of Other PIPE Purchasers, in each case, based on an adjusted, or “reset” purchase price per share of Equity Securities or other purchase price adjustment that is equal to the product of (A) the lowest adjusted price per share of or “reset” purchase price applicable to Other PIPE Purchasers, and (B) seventy-five percent (75%).

With respect to any Other PIPE Warrants issued to the Holder upon the exercise of this Warrant at the closing of an Other PIPE Financing, together with related Other PIPE Financing Shares, the exercise price per share of Equity Securities or other capital stock payable upon exercise of such Other PIPE Warrants by the Holder (the “Warrant Exercise Price”) shall be equal to the product of (x) the lowest exercise price per share of Equity Securities or other capital stock reflected in any Other PIPE Warrant issued to Other PIPE Purchasers in the Other PIPE Financing (the “Other PIPE Exercise Price”), and (y) seventy-five percent (75%); provided, that in the case of any post-closing adjustment of the Other PIPE Exercise Price, the Exercise Price shall, in each instance, be adjusted to equal an exercise price equal to the product of (A) the Other PIPE Exercise Price, as so adjusted, and (B) seventy-five percent (75%).

“Purchase Agreement” has the meaning set forth in the preamble.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“SAFE” means any simple agreement for future equity (or other similar agreement) which is issued by the Company for bona fide financing purposes and which may convert into shares of the Company’s capital stock in accordance with its terms.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Securities” means

(a) if this Warrant is automatically exercised as provided herein in connection with the consummation of the Closing under the Purchase Agreement, (i) the Applicable number of shares of Preferred Stock (i.e., shares of Series A3 Preferred Stock of the Company) and the Applicable Number of Series D Warrants;

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(b) if this Warrant is exercised as provided herein in connection with an Other PIPE Financing, shares of the Equity Securities (“Other PIPE Shares”) issued to purchasers in the Other PIPE Financing (“Other PIPE Purchasers”), including, for the avoidance of doubt, any warrants to purchase Equity Securities or other shares of capital stock, with such warrants, as issued to the Holder upon exercise of this Warrant, to reflect the same warrant coverage as compared to the number of shares issued to the Holder upon the exercise of this Warrant as the warrant coverage reflected in the warrants issued to Other PIPE Purchasers in connection with the Other PIPE Financing as compared to the number of shares purchased by such Other PIPE Purchasers (any such warrants, “Other PIPE Warrants”);

(b) if this Warrant is exercised as provided herein in connection with a Next Equity Financing, shares of the Equity Securities issued in the Next Equity Financing;

(c) if this Warrant is exercised as provided herein in connection with a Corporate Transaction, shares of the most senior class of Equity Securities of the Company outstanding at the time of exercise; and

(d) if this Warrant is otherwise exercised as provided herein, shares of the most senior class of Equity Securities of the Company outstanding at the time of exercise.

“Warrant Value” means $2,700,000.

2. Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after the Effective Date and prior to 5:00 p.m., New York City time, on the second anniversary of the Effective Date or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder. The Company shall give the Holder written notice of the expiration of the Exercise Period not less than thirty (30) days but not more than sixty (60) days prior to the end of the Exercise Period. Notwithstanding anything to the contrary herein, if this Warrant has not been exercised in full with respect to all underlying Warrant Securities as of the last day of the Exercise Period, then on such last day of the Exercise Period this Warrant shall automatically be exercised, using the “net exercise” mechanism provided in Section 3(c)(ii), with respect to all remaining underlying Warrant Securities, with no further action being required by the parties to achieve such automatic exercise.

3. Exercise of Warrant.

(a) Exercise Triggers. This warrant may be exercised, as specified herein, for Warrant Securities as follows:

(i) Purchase Agreement Closing Automatic Exercise. At the time of the Closing of the transactions contemplated by the Purchase Agreement, this Warrant shall automatically, and with no further action being required to accomplish the same, be deemed to have been exercised by the Holder to purchase the Warrant Securities (i.e., the Applicable Number of shares of Preferred Stock (i.e., shares of Series A3 Preferred Stock of the Company) and the Applicable Number of Series D Warrants), with the Aggregate Exercise Price for the Warrant Securities to be paid through the “net exercise” mechanism provided in Section 3(c)(ii) below. The Warrant Securities received by the holder in connection with such exercise being subject in all respects to the terms, conditions, provisions, and restrictions set forth in the Purchase Agreement. Promptly following the issuance of this Warrant to the Holder, the Company shall use its best efforts to amend the Purchase Agreement so as to cause this Warrant and the automatic exercise of this Warrant contemplated by this Section 3(a)(i) to be expressly reflected in and contemplated by the Purchase Agreement.

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(ii) Other PIPE Financing Optional Exercise. At the time of the closing of an Other PIPE Financing, this Warrant may be exercised by the Holder to purchase up to the number of Warrant Securities (i.e., Other PIPE Shares and Other PIPE Warrants) equal to the quotient obtained by dividing (A) the Warrant Value, by (B) the Other PIPE Financing Conversion Price (as defined herein). At least fifteen (15) days prior to the closing of an Other PIPE Financing, the Company will notify the Holder in writing of the terms of the Other PIPE Shares, and any Other PIPE Warrants, in each case, that are expected to be issued in the Other PIPE Financing. Subject to the provisions of this Warrant with respect to: (i) the Other PIPE Financing Conversion Price applicable in connection with conversion upon consummation of an Other PIPE Financing, (ii) any post-closing adjustments or “resets” of such Other PIPE Financing Conversion Price and any related release to the Holder of Equity Securities or other shares of capital stock from such escrow, and (iii) the Warrant Exercise Price of any Other PIPE Warrants issued to Holder and any post-closing adjustments to such Warrant Exercise Price, the issuance of Other PIPE Shares (and the issuance of Other PIPE Warrants, if applicable) pursuant to the exercise of this Warrant in connection with such Other PIPE Financing will be on, and subject to, the same terms and conditions as are applicable to the Other PIPE Financing Shares (and PIPE Warrants, if applicable) issued in the Other PIPE Financing.

(iii) Next Equity Financing Optional Exercise. At the time of the closing of a Next Equity Financing, this Warrant may be exercised by the Holder to purchase up to a number of Warrant Securities equal to the quotient obtained by dividing (A) the Warrant Value, by (B) seventy-five percent (75%) of the lowest per share purchase price paid for the Equity Securities issued in the Next Equity Financing. At least fifteen (15) days prior to the closing of each Next Equity Financing following the Effective Date and until this Warrant has been exercised in full with respect to all underlying Warrant Securities, the Company will notify the Holder in writing of such upcoming Next Equity Financing, and of the terms of the Equity Securities that are expected to be issued in such financing. The issuance of Warrant Securities pursuant to the exercise of this Warrant in connection with any Next Equity Financing will be on, and subject to, the same terms and conditions applicable to the Equity Securities issued in the Next Equity Financing.

(iv) Corporate Transaction Optional Conversion. In the event of a Corporate Transaction prior to the exercise in full of this Warrant with respect to all underlying Warrant Securities, at the closing of such Corporate Transaction, the Holder may elect to exercise this Warrant to purchase up to a number of Warrant Securities equal to the quotient obtained by dividing (A) the Warrant Value, by (B) the seventy-five percent (75%) of the Fair Market Value of a share of the most senior class of Equity Securities of the Company outstanding at the time of exercise as determined by mutual agreement of the Board and the Holder. The Company shall give the Holder at least fifteen (15) days prior written notice of the closing of any Corporate Transaction, including a description in reasonable detail of the terms and conditions of the Corporate Transaction, including, without limitation, the form and value of consideration payable to the holders of the Company’s capital stock and other Equity Securities in connection therewith.

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(v) Optional Conversion. At any time and from time to time on or after October 7, 2022, the Holder may elect to exercise this Warrant to purchase up to a number of Warrant Securities equal to the quotient obtained by dividing (A) the Warrant Value, by (B) seventy-five percent (75%) of the Fair Market Value of a share of the most senior class of Equity Securities of the Company outstanding at the time of exercise as determined by mutual agreement of the Board and the Holder.

(b) Exercise Procedure. This Warrant may be exercised at the times specified in Section 3(a) above in the manner specified below; provided, that compliance with the procedures set forth below shall not be required in connection with an automatic exercise of this Warrant pursuant to Section 3(a)(i) in connection with the consummation of the Closing under the Purchase Agreement:

(i) surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with an Exercise Agreement in the form attached hereto as Exhibit A (each, an “Exercise Agreement”), duly completed (including specifying the number of Warrant Securities to be purchased) and executed; and

(ii) payment to the Company of the Aggregate Exercise Price in accordance with Section 3(c).

(c) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Agreement, by the following methods:

(i) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;

(ii) by instructing the Company to withhold a number of Warrant Securities then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price; or

(iii) any combination of the foregoing.

In the event of any withholding of Warrant Securities s pursuant to clause (ii) or (iii) above where the number of Warrant Securities whose value is equal to the Aggregate Exercise Price is not a whole number, the number of Warrant Securities withheld by or surrendered to the Company shall be rounded up to the nearest whole Warrant Security and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a Warrant Security being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a Warrant Security being so withheld or surrendered multiplied by (y) the Fair Market Value per Warrant Security as of the Exercise Date.

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(d) Delivery of Certificates. Upon receipt by the Company of the Exercise Agreement, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(b) hereof), the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Securities issuable upon such exercise, together with cash in lieu of any fraction of a Warrant Security, as provided in Section 3(c) hereof. The certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 5 below, such other Person’s name as shall be designated in the Exercise Agreement. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Securities shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Securities for all purposes, as of the Exercise Date.

(e) Fractional Shares. The Company shall not be required to issue a fractional Warrant Security upon exercise of any Warrant. As to any fraction of a Warrant Security that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Security on the Exercise Date.

(f) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Securities being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Securities called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(g) Valid Issuance of Warrant and Warrant Securities; Payment of Taxes. With respect to the exercise of this Warrant, the Company hereby represents, covenants and agrees:

(i) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii) All Warrant Securities issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Securities are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

(iii) The Company shall take all such actions as may be necessary to ensure that all such Warrant Securities are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Securities may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

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(iv) The Company shall use its best efforts to cause the Warrant Securities, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Securities are listed at the time of such exercise.

(v) The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Securities upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Securities to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(h) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(i) Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Securities, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Securities issuable upon the exercise of this Warrant, and the par value per Warrant Security shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Security receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock or other applicable Warrant Securities upon the exercise of this Warrant.

4. Purchase Agreement. In the event of the exercise of this Warrant as provided herein in connection with the Closing of the transactions contemplated by the Purchase Agreement, the Warrant Securities issued by the Company to the Holder upon such exercise shall in all respects be subject to and held by the Holder pursuant to the terms, provisions, conditions and restrictions set forth in the Purchase Agreement. Accordingly, by accepting this Warrant and by executing this Warrant where provided below, the Holder (and any transferee of this Warrant) hereby agrees to be bound by and a party to the Purchase Agreement in all respects as if a signatory thereto.

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5. Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes described herein in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

6. Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Securities to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock or any other security of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. Replacement on Loss; Division and Combination.

(a) Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Securities as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Securities as the Warrant or Warrants so surrendered in accordance with such notice.

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8. Compliance with the Securities Act.

(a) Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 8 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Securities to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Securities issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

(b) Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof and as of the Effective Date, to the Company by acceptance of this Warrant as follows:

(i) The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Securities to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Securities, except pursuant to sales registered or exempted under the Securities Act.

(ii) The Holder understands and acknowledges that this Warrant and the Warrant Securities to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

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(iii) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Securities. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

9. Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

10. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below each such party’s signature to the Loan Agreement (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10).

11. Cumulative Remedies. Except to the extent otherwise expressly provided herein to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

12. Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

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13. Entire Agreement. This Warrant, together with the Loan Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant and the Loan Agreement, the statements in the body of this Warrant shall control.

14. Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

15. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

16. Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

17. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

18. Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

19. Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

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20. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the State of New York, City of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

21. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

22. Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

23. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[signature page follows]

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IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

FREIGHT APP, INC.

By:	/s/ Paul Freudenthaler
Paul Freudenthaler
Chief Financial Officer

Accepted and agreed,

HUDSON CAPITAL INC.

By:	/s/ Warren Wang
Name:	Warren Wang
Title:	Chief Executive Officer

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EXHIBIT A

FORM OF EXERCISE AGREEMENT

Notice of Exercise

To:	Freight App, Inc.
Attention:	Chief Financial Officer

The undersigned hereby elects to purchase, pursuant to the provisions of the attached Warrant, _____________ Warrant Securities.

The undersigned elects to make payment of the Aggregate Exercise Price using the following method:

☐	Payment in cash, by certified check or by wire transfer of immediately available funds to an account designated by the Company is tendered herewith.

☐	The Company is hereby instructed to withhold the number of Warrant Securities with an aggregate Fair Market Value as of the date hereof equal to such Aggregate Exercise Price from the total number of Warrant Securities to be issued to the undersigned

Please issue certificates representing the aforesaid said Warrant Securities in the name of the undersigned as is specified below:

(Name)

(Address)

HOLDER:

Date:__________________, 20______	By:
Name:
Title:

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EXHIBIT B

FORM OF WARRANT ASSIGNMENT

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